Exhibit 10.1

First Amendment to Consulting Agreement

This First Amendment to Consulting Agreement is entered into as of May 1, 2013, by and among TNP Strategic Retail Trust, Inc., a Maryland corporation (the “REIT”), TNP Strategic Retail Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership” and together with the REIT, the “Company”) and Glenborough, LLC, a Delaware limited liability company (the “Consultant”).

Whereas the Company and the Consultant entered into that certain Consulting Agreement dated as of December 14, 2012; and

Whereas the Company and the Consultant now wish to amend the Consulting Agreement;

Now, therefore, in consideration of the foregoing, of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Consulting Agreement as follows:

1.	Exhibit A is hereby amended to add the following:

Consultant shall provide the following accounting services to the REIT and its subsidiaries as of the date of this Agreement:

o	All A/R functions including property rent and cam billings and all REIT level A/R

o	All A/P functions

Effective June 1, 2013, Consultant shall provide the following additional accounting services to the REIT and its subsidiaries:

Corporate level receivables and payables

o	Loan Administration

o	Cash management and treasury functions

o	Work with outside auditors and attorneys to handle required SEC financial reporting

o	Management reporting

o	Audit coordination

o	Tax prep coordination.

The following are not included in the services outlined above and are to be completed by the REIT’s current CFO and accounting group:

•	Completion and filing of Q1 10-Q

•	Assist GLB with closing out accounting for the month of April, 2013 on or before May 20, 2013

•	Transfer of April closing balances to Consultant

•	Assist in transition as reasonably requested by Consultant

•	Assist in data conversion as reasonably requested by Consultant

•	Assist in Q2 SEC filing(s) as reasonably requested by Consultant

2.	The monthly Consulting Fee is hereby increased by $15,000, with such increase allocable to the additional services referenced in Section 1 above.

3.	Except as specifically set forth herein, the Consulting Agreement shall remain unchanged, and in full force and effect.

TNP Strategic Retail Trust, Inc.	TNP Strategic Retail Operating Partnership, L.P.

	By:	TNP Strategic Retail Trust, Inc.

Its General Partner

/s/ Jeffrey Rogers		/s/ Jeffrey Rogers

Jeffrey Rogers, Board Member		Jeffrey Rogers, Board Member

Glenborough, LLC

By:	/s/ Andrew Batinovich

Andrew Batinovich, President